THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST "GRIT",
                            SERIES 98

                         TRUST AGREEMENT

                      Dated:  May 24, 2005

     This Trust Agreement among First Trust Portfolios, L.P., as Depositor, The Bank of New York, as Trustee, Securities Evaluation Service, Inc., as Evaluator, and First Trust Advisors L.P., as Portfolio Supervisor sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for The First Trust GNMA, Series 96 and certain subsequent Series, Effective January 20, 2005" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                        WITNESSETH THAT:

     In   consideration  of  the  premises  and  of  the   mutual
agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor agree as follows:

                             PART I

             STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                             PART II

              SPECIAL TERMS AND CONDITIONS OF TRUST

FOR THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST "GRIT", SERIES
                               98

     The following special terms and conditions are hereby agreed to:

    (A)   The  Securities defined in Section  1.01(5)  listed  in
Schedule  A hereto have been deposited in trust under this  Trust
Agreement and shall include any securities deposited in the Fund pursuant to Section 2.01 hereof.

    (B)   The  number  of  Units  in the  Trust  referred  to  in
Section   2.03   is  set  forth  under  "Summary   of   Essential
Information - Initial Number of Units" in the Prospectus.

    (C) For the Trust the First General Record Date shall be set forth under "Summary of Essential Information" in the Prospectus.

    (D) For the Trust the First Settlement Date shall be set forth under "Summary of Essential Information - First Settlement
Date" in the Prospectus.

    (E)    For  the  Trust the Record Dates and the  Distribution
Dates shall be set forth under "Summary of Essential Information" in the Prospectus.

    (F) First Trust Advisors L.P.'s compensation as referred to in Section 3.14 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $0.48 per 100 Units.


     IN WITNESS WHEREOF, First Trust Portfolios, L.P., The Bank of New York, Securities Evaluation Service, Inc. and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                             FIRST TRUST PORTFOLIOS, L.P.,
                               Depositor


                             By   Jason T. Henry
                                  Senior Vice President


                             The Bank of New York, Trustee


                             By   Joan Currie
                                  Vice President
(SEAL)

Attest:


Michael Kuhl
Assistant Vice President

                              SECURITIES EVALUATION SERVICE,
                                INC., Evaluator


                              By  James Couture
                                  President
 (SEAL)

Attest:


James G. Prince
Vice President and
Assistant Secretary
                              FIRST TRUST ADVISORS L.P.,
                                Portfolio Supervisor


                              By     Jason T. Henry
                                     Senior Vice President


                  SCHEDULE A TO TRUST AGREEMENT

                      SECURITIES DEPOSITED
                               IN

     THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST "GRIT",
                            SERIES 98

(Note:Incorporated  herein and made a  part  hereof  is  the
      "Portfolio" for Series 98 as set forth in the Prospectus and any other securities that may be deposited subsequent to the Initial Date of Deposit pursuant to this Trust Agreement.)




                  SCHEDULE B TO TRUST AGREEMENT

THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST "GRIT", SERIES 98

           NOTICE OF DEPOSIT OF ADDITIONAL SECURITIES

     Dated: May 24, 2005


     Pursuant  to  Section  2.01  of the  Trust  Agreement  dated
May 24,  2005  among  First  Trust  Portfolios,  L.P.,   as
Depositor, The Bank of New York, as Trustee, Securities Evaluation Service, Inc., as Evaluator, and First Trust Advisors L.P., as Portfolio Supervisor (the "Trust Agreement"), the Depositor hereby certifies to the Trustee as follows:

          (a) The additional securities listed in Appendix A hereto are hereby deposited in trust and have a substantially equal percentage relationship between the principal amounts of the Securities of specified interest rates and years of maturity as specified in the Trust's prospectus dated May 24, 2005.

          (b)    In  accordance with Section 2.03  of  the  Trust
     Agreement, an additional ______________ Units should be issued as a result of the deposit referred to in (a) above. Taking into account the above Units, the total number of Units in the Trust issued as of the date of this notice is_____________

          (c) Taking into account that Units issued in (b) above, the fractional undivided interest in and ownership of the Trust represented by each Unit is _________


                              FIRST TRUST PORTFOLIOS, L.P.


                              By